As filed with the Securities and Exchange Commission on July 23, 2024
Registration No. 333-280135

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.4 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NIP Group Inc.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Rosenlundsgatan 31
11 863 Stockholm
Sweden
+46 8133700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steve Lin, Esq.
Justin You Zhou, Esq.
Kirkland & Ellis International LLP
58th Floor, China World Tower A
No. 1 Jian Guo Men Wai Avenue
Chaoyang District, Beijing 100004
People’s Republic of China
+86 10 5737-9300

Yuting Wu, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
46/F, Tower II, Jing An Kerry Centre
1539 Nanjing West Road
Shanghai 200040
People’s Republic of China
+86 (21) 6193-8200
Yilin Xu, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
30/F, China World Office 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
+86 (10) 6335-5500

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This Amendment No. 4 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, to reflect the updated filing status of such exhibit in Item 6 of Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 4 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 3 to the Registration Statement filed on July 22, 2024, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II
Information Not Required In Prospectus
Item 6.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
The post-offering memorandum and articles of association that we adopted and will become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.   Recent Sales of Unregistered Securities
During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.
Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary shares
Blooming Time International Limited	July 30, 2021	4,123,826	Nominal
Seventh Hokage Management Limited	September 30, 2021	14,448,668	Nominal
SIG China Investments Master Fund IV, LLLP	September 30, 2021	1,165,314	Nominal
Danny Yu Holdings Limited	March 18, 2022	1,404,255	Nominal
Oscar Gu Holdings Limited	March 18, 2022	2,106,383	Nominal
xiaOt Sun Holdings Limited	June 30, 2023	508,799	RMB343,313

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Seventh Hokage Management Limited	June 30, 2023	830,282	RMB719,319
Ayisia Zhou Holdings Limited	June 30, 2023	127,200	RMB70,385
RayZ Holdings Limited	June 30, 2023	47,562	RMB24,709
Blooming Time International Limited	June 30, 2023	236,793	RMB189,980
SIG China Investments Master Fund IV, LLLP	June 30, 2023	66,964	Nominal
Danny Yu Holdings Limited	June 30, 2023	80,694	Nominal
Oscar Gu Holdings Limited	June 30, 2023	121,042	Nominal
Class A Preferred Shares
Shanghai Yuyun Management Partnership (Limited Partnership)	July 30, 2021	8,607,242	RMB45,000,000
Douyu Investment Limited	July 30, 2021	2,986,308	RMB35,000,000
Shenzhen Guojin Angel Venture Investment III Partnership (Limited Partnership)	July 30, 2021	2,819,639	RMB40,000,000
Glorious Year Holdings Limited	July 30, 2021	2,819,639	RMB40,000,000
True Thrive Limited	July 30, 2021	1,530,175	RMB8,000,000
Shanghai Chuyuan Enterprise Management Partnership (Limited Partnership)	July 30, 2021	1,409,873	RMB20,000,000
Jiaxing ZhenFund Tianyu Equity Investment Partnership (Limited Partnership)	July 30, 2021	956,354	RMB5,000,000
Toplead Ventures Limited	July 30, 2021	827,685	RMB5,000,000
Jiangxi Everbright Industry Co., Ltd.	July 30, 2021	704,930	RMB10,000,000
Shenzhen Media Group (International) Limited	September 30, 2021	704,930	US$ equivalent of RMB10,000,000
Shanghai Yuyun Management Partnership (Limited Partnership)	June 30, 2023	494,609	RMB45,647,755
Douyu Investment Limited	June 30, 2023	171,606	RMB15,912,418
Shenzhen Guojin Angel Venture Investment III Partnership (Limited Partnership)	June 30, 2023	162,028	RMB15,024,521
Wuhan Rongzhu Information Technology Service Co., Ltd	June 30, 2023	2,981,667	RMB15,024,521
True Thrive Limited	June 30, 2023	87,930	RMB8,115,248
Shanghai Chuyuan Enterprise Management Partnership (Limited Partnership)	June 30, 2023	81,017	RMB7,512,550
Jiaxing ZhenFund Tianyu Equity Investment Partnership (Limited Partnership)	June 30, 2023	54,956	RMB5,071,949
Top Lead Ventures Limited	June 30, 2023	47,562	RMB4,410,263

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Jiangxi Everbright Industry Co., Ltd.	June 30, 2023	40,508	RMB3,756,130
Shenzhen Media Group (International	June 30, 2023	40,508	Nominal
Class B Preferred Shares
Digital WD., Ltd.	September 5, 2022	1,625,295	US$10,000,000
Maison Investment Holding Limited	December 20, 2022	434,604	US$2,674,000
AER Capital SPC	December 20, 2022	487,589	US$3,000,000
Digital WD., Ltd	June 30, 2023	93,396	Nominal
Maison Investment Holding Limited	June 30, 2023	24,974	Nominal
AER Capital SPC	June 30, 2023	28,019	Nominal
Class B-1 Preferred Shares
DIGLIFE AS	January 10, 2023	12,636,248	US$77,747,389.62
Tolsona Ltd.	January 10, 2023	11,601,582	US$71,381,369.07
Nyx Ventures AS	January 10, 2023	12,375,021	US$76,140,127.01
Get Right Sweden AB	January 10, 2023	822,099	US$5,058,149.99
Shinobi Holdings Limited	January 10, 2023	2,906,798	US$17,884,735.96
Datakrigaren Ventures ApS	January 10, 2023	363,670	US$2,237,561.68
DIGLIFE AS	June 30, 2023	726,133	Nominal
Tolsona Ltd	June 30, 2023	666,676	Nominal
Nyx Ventures AS	June 30, 2023	711,121	Nominal
Get Right Sweden AB	June 30, 2023	47,241	Nominal
Shinobi Holdings Limited	June 30, 2023	167,037	Nominal
Datakrigaren Ventures ApS	June 30, 2023	20,898	Nominal
Options
Certain directors and employees	July 30, 2021	Options to purchase 2,492,440 ordinary shares	Past and future services provided by these individuals to us
Certain directors and employees	January 1, 2023	Options to purchase 1,631,386 ordinary shares	Past and future services provided by these individuals to us

Item 8.   Exhibits and Financial Statement Schedules
(a)
Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.
The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.
(b)
Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
Item 9.   Undertakings
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
•
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

•
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
•
For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

NIP Group Inc.
Exhibit Index
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1*	Seventh Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Eighth Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering
4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2*	Registrant’s Specimen Certificate for Ordinary Shares
4.3*	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder
4.4†*	Fifth Amended and Restated Shareholders Agreement between the Registrant and other parties thereto dated June 30, 2023
5.1*	Opinion of Carey Olsen Singapore LLP regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
8.1*	Opinion of Carey Olsen Singapore LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of CM Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)
8.3*	Opinion of Baker & McKenzie Advokatbyrå KB regarding certain Sweden tax matters
10.1*	2021 Share Incentive Plan
10.2*	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.3*	Form of Employment Agreement between the Registrant and its executive officers
10.4*	2024 Share Incentive Plan
21.1*	Significant Subsidiaries of the Registrant
23.1*	Consent of Marcum Asia CPAs, LLP, an independent registered public accounting firm for the Registrant
23.2*	Consent of Marcum Asia CPAs, LLP, an independent registered public accounting firm for Ninjas in Pyjamas Gaming AB
23.3*	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1)
23.4*	Consent of CM Law Firm (included in Exhibit 99.2)
23.5*	Consent of Baker & McKenzie Advokatbyrå KB (included in Exhibit 8.3)
24.1*	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of CM Law Firm regarding certain PRC law matters
99.3*	Consent of Frost & Sullivan
107*	Filing Fee Table

*
Previously filed.

†
Portions of this exhibit have been omitted because they both are not material and would be competitively harmful if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wuhan, the People’s Republic of China and Stockholm, Sweden, on July 23, 2024.
NIP Group Inc.
By:
/s/ Mario Yau Kwan Ho

Name:
Mario Yau Kwan Ho

Title:
Co-Chief Executive Officer

By:
/s/ Hicham Chahine

Name:
Hicham Chahine

Title:
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on July 23, 2024.
Signature	Title
/s/ Mario Yau Kwan Ho Mario Yau Kwan Ho	Chairman and Co-Chief Executive Officer (Principal Executive Officer)
/s/ Hicham Chahine Hicham Chahine	Director and Co-Chief Executive Officer
* Liwei Sun	Director and President
* Heng Tang	Director and Executive Vice President
* Yanjun Xu	Director and Executive Director
* Lei Zhang	Director and Senior Vice President
* Thomas Neslein	Director
* Felix Granander	Director
* Andrew Reader	Director
* Carter Jack Feldman	Independent Director

Signature	Title
* Hans Alesund	Independent Director
* Zhiyong Li	Chief Financial Officer (Principal Financial and Accounting Officer)
*By: /s/ Mario Yau Kwan Ho Name: Mario Yau Kwan Ho Attorney-in-fact
/s/ Hicham Chahine Name: Hicham Chahine Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of NIP Group Inc. has signed this registration statement or amendment thereto in New York on July 23, 2024.
Authorized U.S. Representative
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Senior Vice-President on behalf of Cogency Global Inc.